EXHIBIT 4.1

                         KENNY S&P EVALUATION SERVICES
                                  65 BROADWAY
                           NEW YORK, N.Y. 10006-2551
                            TELEPHONE (212) 770-4422
                                FAX 212/797-8681

                                                   December 20, 1995

Frank A. Ciccotto
Vice President


Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Defined Asset Funds
P.O. Box 9051
Princeton, New Jersey 08543-9051
The Bank of New York
101 Barclay Street
New York, New York 10286


RE: MUNICIPAL INVESTMENT TRUST FUND,
     INSURED SERIES--212 DEFINED ASSET FUNDS

Gentlemen:

     We have examined the post-effective Amendment to the Registration Statement File No. 33-55463 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. as evaluator.

     In addition, we hereby confirm that the ratings indicated in the above-referenced Amendment to the Registration Statement for the respective bonds comprising the trust portfolio are the ratings currently indicated in our KENNYBASE database.

     You are hereby authorized to file copies of this letter with the Securities and Exchange Commission.

                                                   Sincerely,
                                                   FRANK A. CICCOTTO